SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) OCTOBER 15, 1998
                                                        ----------------

                     PELICAN PROPERTIES, INTERNATIONAL INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



          Florida                       0-23075              65-0616879
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File        (IRS Employer
       or incorporation)                Number)          Identification No.)



                  12520 S.W. 195 Terrace, Miami, Florida 33177
                  --------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code  (305) 251-4060
                                                    --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

         (a) On October 15, 1998, Pelican Properties International, Inc. (the "Company"), through its wholly owned subsidiaries, Ohio Key I, Inc. and Ohio Key II, Inc., "Subsidiaries" purchased the McLure House Hotel and Conference Center located in Wheeling, West Virginia for $3,200,000 paid in cash. The consideration was determined through internal analysis by management. The purchase funds were drawn from the proceeds held in the Company's 1031 exchange account that was established by the sale of the Subsidiaries assets in May 1998. The Buyer has no material relationship with the Company or any of its affiliates, directors or officers, or any associate of any such director or officer.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         (4)(a) Audited Consolidated Balance Sheet for the years ended December 31, 1997 and December 31, 1996 for the McLure Hotel, Inc.
                  Audited Consolidated Statement of Operations for the years ended December 31, 1997 and December 31, 1996 for the McLure Hotel, Inc.
                  Audited Consolidated Statements of Stockholders Deficit for the years ended December 31, 1997 and December 31, 1996 for the McLure Hotel, Inc.
                  Audited Consolidated Statement of Cash Flows for the years ended December 31, 1997 and December 31, 1996.
                  Unaudited Consolidated Balance Sheet for the quarter ended September 30, 1998 for the McLure Hotel, Inc.
                  Unaudited Consolidated Statement of Operations for the quarter ended September 30, 1998 for the McLure Hotel, Inc.
                  Unaudited Consolidated Statement of Cash Flows for the quarter ended September 30, 1998 for the McLure Hotel, Inc.
                  Unaudited Pro Forma Consolidated Balance Sheet for the quarter ended September 30, 1998 for Pelican Properties, International Corp.
                  Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended September 30, 1998 and the year ended December 31, 1997 for Pelican Properties, International Corp.


                  (c) 10.15 Agreement of Sale (Incorporated by reference to the exhibit of the same number filed with the Company's Form 8-K as filed with the Securities and Exchange Commission on October 22, 1998, File No. 000-23075)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PELICAN PROPERTIES INTERNATIONAL, INC.


                                     By: /s/Timothy M. Benjamin
                                         ---------------------------------------
                                            Timothy M. Benjamin, CFO/Treasurer


DATED:  December 28, 1998

                               McLURE HOTEL, INC.


                              FINANCIAL STATEMENTS


                     Years Ended December 31, 1997 and 1996



                                 C O N T E N T S
                                    --------

                                                                    Page
                                                                   Number
                                                                   ------


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   1

FINANCIAL STATEMENTS

   Balance Sheets                                                    2

   Statements of Operations                                          3

   Statements of Changes in Stockholder's Equity                     4

   Statements of Cash Flows                                          5

   Notes to Financial Statements                                     6

Board of Directors
Pelican Properties International Corp.
Lake Mary, Florida


We have audited the accompanying balance sheets of McLure Hotel, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McLure Hotel, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                          Certified Public Accountants


/s/ MOORE, STEPHENS, LOVELACE, P.A.
-----------------------------------
    MOORE, STEPHENS, LOVELACE, P.A.


Orlando, Florida
December 18, 1998

                               MCLURE HOTEL, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996


                                     ASSETS
                                                                                            1997                1996
                                                                                    ------------------  ------------------
CURRENT ASSETS
    Cash                                                                            $       308,212     $       128,507
    Accounts receivable                                                                      63,935              55,938
    Prepaid expenses                                                                            511                   -
    Other current assets                                                                     27,523              17,339
                                                                                    ------------------  ------------------
                                TOTAL CURRENT ASSETS                                        400,181             201,784

PROPERTY AND EQUIPMENT
    Land                                                                                    205,390             205,390
    Buildings and building improvements                                                   3,044,038           2,985,159
    Furniture, fixtures and equipment                                                       615,151             438,516
                                                                                    ------------------  ------------------
                                                                                          3,864,579           3,629,065
    Less accumulated depreciation                                                          (484,142)           (243,893)
                                                                                    ------------------  ------------------
                                                                                          3,380,437           3,385,172
    Operating supplies                                                                       35,000              35,000
                                                                                    ------------------  ------------------
                                                                                          3,415,437           3,420,172

DEPOSITS                                                                                      3,002               4,876
                                                                                    ------------------  ------------------
                                                                                    $     3,818,620     $     3,626,832
                                                                                    ==================  ==================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                $        14,102     $        23,007
    Accrued liabilities
       Payroll and related expenses                                                          24,209              20,221
       Real estate and personal property taxes                                               19,252              17,030
       Sales taxes                                                                           11,050              10,932
       Advance deposits and other                                                            33,649              23,064
                                                                                    ------------------  ------------------
                             TOTAL CURRENT LIABILITIES                                      102,262              94,254

COMMITMENTS

STOCKHOLDER'S EQUITY
    Common stock; $10 par value; 500 shares authorized;
      100 shares issued and outstanding                                                       1,000               1,000
    Additional paid-in capital                                                            3,814,756           3,603,064
    Accumulated deficit                                                                     (99,398)            (71,486)
                                                                                    ------------------  ------------------
                                                                                          3,716,358           3,532,578
                                                                                    ------------------  ------------------
                                                                                    $     3,818,620     $     3,626,832
                                                                                    ==================  ==================

    The accompanying notes are an integral part of the financial statements.

                               MCLURE HOTEL, INC.

                            STATEMENTS OF OPERATIONS

                     Years Ended December 31, 1997 and 1996

                                                                                           1997                   1996
                                                                                   ------------------    -------------------
REVENUES
    Rooms                                                                          $      1,146,889      $       938,343
    Apartment rental                                                                        108,927              128,690
    Telephone                                                                                28,104               22,940
    Parking and other                                                                       304,135              318,628
                                                                                   ------------------    ------------------
                                                      TOTAL REVENUES                      1,588,055            1,408,601


OPERATING COSTS AND EXPENSES
    Rooms                                                                                   361,591              318,910
    Property operation and maintenance                                                      231,033              253,423
    General and administrative                                                              216,695              208,535
    Marketing and sales                                                                     165,326              138,920
    Utility costs                                                                           161,464              163,546
    Telephone                                                                                36,055               31,288
    Apartment rental                                                                         12,830               12,135
    Other                                                                                   108,910              122,193
                                                                                   ------------------    ------------------
                                TOTAL OPERATING COSTS AND EXPENSES                        1,293,904            1,248,950
                                                                                   ------------------    ------------------

                                    INCOME BEFORE FIXED CHARGES                             294,151              159,651

FIXED CHARGES
    Depreciation and amortization                                                           240,248              200,996
    Property taxes                                                                           58,798               40,478
    Insurance                                                                                23,017               20,727
                                                                                   ------------------    ------------------
                                                                                            322,063              262,201
                                                                                   ------------------    ------------------
                                                      NET LOSS                     $        (27,912)     $      (102,550)
                                                                                   ==================    ==================

    The accompanying notes are an integral part of the financial statements.

                               MCLURE HOTEL, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                     Years Ended December 31, 1997 and 1996

                                                                                        Retained
                                                                 Additional             Earnings
                                                Common             Paid-In            (Accumulated         Stockholder's
                                                Stock              Capital              Deficit)              Equity
                                             -------------    ------------------    -----------------    ------------------
BALANCE - DECEMBER 31, 1995                    $   1,000        $   3,407,000         $     31,064         $   3,439,064


NET LOSS FOR THE YEAR ENDED
    DECEMBER 31, 1996                             -                    -                  (102,550)             (102,550)


STOCKHOLDER CONTRIBUTIONS                         -                   196,064               -                    196,064
                                             -------------    ------------------    -----------------    ------------------


BALANCE - DECEMBER 31, 1996                        1,000            3,603,064              (71,486)            3,532,578


NET LOSS FOR THE YEAR ENDED
    DECEMBER 31, 1997                             -                    -                   (27,912)              (27,912)


STOCKHOLDER CONTRIBUTIONS                         -                   211,692               -                    211,692
                                             -------------    ------------------    -----------------    ------------------


BALANCE - DECEMBER 31, 1997                    $   1,000        $   3,814,756         $    (99,398)        $   3,716,358
                                             =============    ==================    =================    ==================


    The accompanying notes are an integral part of the financial statements.

                               MCLURE HOTEL, INC.

                            STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 1997 and 1996

                                                                                          1997                1996
                                                                                    -----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                          $    (27,912)      $    (102,550)
    Adjustments to reconcile net loss to net cash provided
          by operating activities
       Depreciation and amortization                                                       240,248             200,996
       (Increase) decrease in
          Accounts receivable                                                               (7,997)            (18,595)
          Prepaid expenses                                                                    (511)                285
          Other current assets                                                             (10,184)                 91
          Deposits                                                                           1,874              (4,076)
       Increase (decrease) in
          Accounts payable                                                                  (8,905)              6,777
          Accrued liabilities                                                               16,913              26,504
                                                                                    -----------------    ----------------

                                                          NET CASH PROVIDED BY
                                                          OPERATING ACTIVITIES             203,526             109,432


CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                                    (235,513)           (294,065)


CASH FLOWS FROM FINANCING ACTIVITIES
    Stockholder contributions                                                              211,692             196,064
                                                                                    -----------------    ----------------

                                                          NET INCREASE IN CASH             179,705              11,431


CASH AT BEGINNING OF YEAR                                                                  128,507             117,076
                                                                                    -----------------    ----------------


CASH AT END OF YEAR                                                                   $    308,212       $     128,507
                                                                                    =================    ================

    The accompanying notes are an integral part of the financial statements.

                               MCLURE HOTEL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1997 and 1996



NOTE  1 -     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Organization

              The McLure House Hotel (the Hotel) has operated since 1852 as a short-term lodging hotel. In 1995, the Hotel was foreclosed upon by Wesbanco Bank Wheeling (the Bank) when the owners defaulted on the debt associated with the mortgage on the property.

              McLure Hotel, Inc. (the Company) was incorporated on October 11, 1995 by the Bank and was owned by the Bank during the periods reported upon in the accompanying financial statements. McLure Hotel, Inc. consists of a 173-room hotel with 30 appurtenant apartment units and a seven-story parking garage for approximately 225 vehicles in Wheeling, West Virginia. In 1998, the Company was purchased by Ohio Key I, Inc. and Ohio Key II, Inc., wholly owned subsidiaries of Pelican Properties International Corp.

              Property and Equipment

              The Bank, at the time it foreclosed on the mortgage and seized the property in satisfaction of its loan, commissioned an independent appraisal to determine the market value of the property and equipment. The results of the appraisal indicated that the market value was less than the loan balance. Accordingly, the property and equipment were initially recorded at their appraised values. Subsequent additions and betterments have been recorded at cost. Repairs and maintenance have been expensed as incurred.

              Depreciation has been provided using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                          Years
                                                                          -----

                           Building                                          31
                           Building improvements                             15
                           Furniture and equipment                       5 - 10

              Depreciation expense for the years ended December 31, 1997 and 1996, amounted to approximately $240,000 and $201,000, respectively.

              Revenue Recognition

              Revenue is recorded on the accrual basis in the period in which occupancy rights are provided to guests and tenants. Advance deposits are recorded as deferred revenue until occupancy occurs.

NOTE  1 -     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              Income Taxes

              The Company was included as part of the consolidated income tax return of the Bank for the years ended December 31, 1997 and 1996. For financial reporting purposes, current federal income taxes are provided in accordance with an income tax allocation arrangement between the Company and the Bank, which provides, among other things, that the Company pay to the Bank an amount equal to the Company's pro-forma, stand-alone basis income tax. Since the Company did not have taxable income in the years ended December 31, 1997 and 1996, there was no tax due the Bank for those respective time periods. The arrangement also provides that deferred income taxes are charged or credited to the Company based upon the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. During 1997 and 1996, there were no significant book-tax temporary differences. At December 31, 1997 and 1996, deferred tax assets of approximately $34,000 and $22,000, respec-tively, resulting from net operating loss carryforwards of approximately $130,000 and $100,000, were fully reserved by valuation allowances. Under federal tax law, certain changes in ownership may operate to restrict future utilization of the Company's net operating loss carryforwards.

              Credit Risk

              Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and cash. Management believes that credit risk with respect to the Company's accounts receivable is mitigated by the number of such accounts.

              The Company maintains cash deposits in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such bank accounts and believes it is not exposed to any significant credit risk with respect to cash deposits.

              Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  2 -     MANAGEMENT AGREEMENTS

              The Company was party to a management agreement with Lane Hospitality Management, Inc. in 1996 and 1997 relating to the management of the Hotel. The agreement provided, among other things, for a management fee of 3.5% of gross property revenues and 0.75% of gross food and beverage revenues, as defined in the agreement, plus a financial services fee of $500 per month. Management fees incurred for the periods ended December 31, 1997 and 1996, were approximately $57,000 and $52,000, respectively.

              While the Company was operated under the authority of the Bank, a management fee was collected by the Bank for services relating to organizing and financing the operations of the Company. There was no written agreement for such services. Management fees incurred for the periods ended December 31, 1997 and 1996, were approximately $45,000 and $61,000, respectively, and are included in general and administrative expenses in the accompanying statements of operations.


NOTE  3 -     LEASES

              Rental Income

              The Company leased various store fronts and other space it owns to unrelated businesses. The Company received rents for the leased space on a monthly basis.

              The scheduled future minimum rents to be received under these leases are approximately as follows:

                                  Year Ending                   Rents
                                -----------------         ------------------

                                      1998                   $   107,000
                                      1999                        98,000
                                      2000                        64,000
                                                          ------------------

                                                             $   269,000
                                                          ==================

              Rental income for the years ended December 31, 1997 and 1996 was approximately $99,000 and $95,000, respectively.

              Rent and Lease Expense

              The Company had leases primarily for equipment and to receive cable television services. The scheduled future minimum payments due under these leases are approximately as follows:

                                  Year Ending                    Payments
                                -----------------          ------------------

                                      1998                    $    32,000
                                      1999                         12,000
                                      2000                          1,000
                                                           ------------------

                                                              $    45,000
                                                           ==================

              Rent and lease expense for the years ended December 31, 1997 and 1996 was approximately $32,000 and $31,000, respectively.

NOTE  4 -     PROFIT SHARING PLAN

               The Company has an employee retirement savings plan (the Plan), which includes substantially all employees. The Plan provides, among other things, that contributions to the Plan were determined by the Bank's Board of Directors prior to the end of each year and that the contributions were to be paid in cash within the limits prescribed by the Internal Revenue Code. The Company incurred no expenses related to the Plan in the years ended December 31, 1997 and 1996, respectively.

                            McLURE HOTEL, INC.
                               BALANCE SHEET
                            SEPTEMBER 30, 1998
                                (UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                                                    $   234,073
Accounts receivable                                                                                               24,494
Other current assets                                                                                              62,524
                                                                                                     --------------------
       Total current assets                                                                                      321,091

PROPERTY AND EQUIPMENT, NET                                                                                    3,426,714

OTHER ASSETS                                                                                                       5,007
                                                                                                     --------------------
TOTAL ASSETS                                                                                                 $ 3,752,812
                                                                                                     ====================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable & accrued expenses                                                                          $    30,244
Other current liabilities                                                                                         41,683
Current porrtion of capital lease obligations                                                                     12,000
                                                                                                     --------------------
       Total current liabilities                                                                                  83,927

CAPITAL LEASE OBLIGATIONS                                                                                         42,901
                                                                                                     --------------------
       Total liabilities                                                                                         126,828
                                                                                                     --------------------
COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock; $10 par value; 500 shares authorized;
  100 shares issued and outstanding                                                                                1,000

Paid-in capital                                                                                                3,814,756

Retained earnings (deficit)                                                                                     (189,772)
                                                                                                     --------------------
       Total stockholders' equity                                                                              3,625,984
                                                                                                     --------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                                                                       $ 3,752,812
                                                                                                     ====================


    The accompanying notes are an integral part of the financial statements.

                             McLURE HOTEL, INC.
                          STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (UNAUDITED)

REVENUES                                                                                                       $ 1,128,108

COST OF REVENUES                                                                                                   345,904
                                                                                                       --------------------
GROSS PROFIT                                                                                                       782,204
                                                                                                       --------------------
EXPENSES:
   Operating                                                                                                       327,445
   Selling, general & administrative                                                                               337,595
   Depreciation                                                                                                    207,538
                                                                                                       --------------------
      Total expenses                                                                                               872,578
                                                                                                       --------------------
      NET INCOME (LOSS)                                                                                            (90,374)

RETAINED EARNINGS, beginning of year                                                                               (99,398)
                                                                                                       --------------------
RETAINED EARNINGS, end of year                                                                                  $ (189,772)
                                                                                                       ====================


    The accompanying notes are an integral part of the financial statements.

                             McLURE HOTEL, INC.
                           STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                                      $ (90,374)
                                                                                                       --------------------
   Adjustments to reconcile income to net cash (used)
       provided by operating activities
      Depreciation                                                                                                 207,538
   Changes in working capital:
      Decrease in accounts receivable                                                                               39,441
      Increase in prepaid expenses                                                                                 (56,991)
      Decrease in other current assets                                                                              20,861
      Increase in other assets                                                                                      (2,005)
      Increase in accounts payable                                                                                   9,656
      Decrease in accrued expenses                                                                                 (12,349)
      Decrease in other current liabilities                                                                        (26,004)
                                                                                                       --------------------
        Net adjustments                                                                                            180,147
                                                                                                       --------------------
   Net cash (used) provided by operating activities                                                                 89,773
                                                                                                       --------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                                           (163,912)
                                                                                                       --------------------
   Net cash (used) provided by investing activities                                                               (163,912)
                                                                                                       --------------------
CASH FLOW FROM FINANCING ACTIVITIES:

                                                                                                       --------------------
   Net cash (used) provided by financing activities                                                                      -
                                                                                                       --------------------

   NET INCREASE IN CASH                                                                                            (74,139)

CASH, BEGINNING OF YEAR                                                                                            308,212
                                                                                                       --------------------
CASH, END OF YEAR                                                                                                $ 234,073
                                                                                                       ====================

    The accompanying notes are an integral part of the financial statements.

                                     - 12 -


                               MCLURE HOTEL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                  For the nine months ended September 30, 1998

NOTE  1 -     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------

              Basis of presentation
              The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K. The financial information herein is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998, are not indicative of the results that may be expected for the year ended December 31, 1998. A complete description of the Company's accounting policies and other financial information is included in its audited financial statements for the years ended December 31, 1997 and 1996, respectively.

              Organization
              The McLure House Hotel (the Hotel) has operated since 1852 as a short-term lodging hotel. In 1995, the Hotel was foreclosed upon by Wesbanco Bank Wheeling (the Bank) when the owners defaulted on the debt associated with the mortgage on the property. McLure Hotel, Inc. (the Company) was incorporated on October 11, 1995 by the Bank and was owned by the Bank during the periods reported upon in the accompanying financial statements. McLure Hotel, Inc. consists of a 173-room hotel with 30 appurtenant apartment units and a seven-story parking garage for approximately 225 vehicles in Wheeling, West Virginia. In 1998, the Company was purchased by Ohio Key I, Inc. and Ohio Key II, Inc., wholly owned subsidiaries of Pelican Properties International Corp.

              Property and Equipment
              The Bank, at the time it foreclosed on the mortgage and seized the property in satisfaction of its loan, commissioned an independent appraisal to determine the market value of the property and equipment. The results of the appraisal indicated that the market value was less than the loan balance. Accordingly, the property and equipment were initially recorded at their appraised values. Subsequent additions and betterments have been recorded at cost. Repairs and maintenance have been expensed as incurred.

              Depreciation has been provided using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                         Years
                                                                         -----

                           Building                                         31
                           Building improvements                            15
                           Furniture and equipment                      5-  10

              Depreciation expense for the nine months ended September 30, 1998, amounted to $207,538.

              Revenue Recognition
              Revenue is recorded on the accrual basis in the period in which occupancy rights are provided to guests and tenants. Advance deposits are recorded as deferred revenue until occupancy occurs.

NOTE  1 -     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------
              (Continued)

              Income Taxes

              The Company was included as part of the consolidated income tax return of the Bank for the years ended December 31, 1997 and 1996 and will also be included through the date of the sale in 1998. For financial reporting purposes, current federal income taxes are provided in accordance with an income tax allocation arrangement between the Company and the Bank, which provides, among other things, that the Company pay to the Bank an amount equal to the Company's pro-forma, stand-alone basis income tax. Since the Company did not have taxable income in the years ended December 31, 1997 and 1996, there was no tax due the Bank for those respective time periods. The arrangement also provides that deferred income taxes are charged or credited to the Company based upon the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. During the nine months ended September 30, 1998, there were no significant book-tax temporary differences. At September 30, 1998, deferred tax assets of approximately $69,000, resulting from net operating loss carryforwards of approximately $221,000, were fully reserved by valuation allowances. Under federal tax law, certain changes in ownership may operate to restrict future utilization of the Company's net operating loss carryforwards.

              Credit Risk

              Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and cash. Management believes that credit risk with respect to the Company's accounts receivable is mitigated by the number of such accounts.

              The Company maintains cash deposits in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such bank accounts and believes it is not exposed to any significant credit risk with respect to cash deposits.

              Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE  2 -     MANAGEMENT AGREEMENTS
-----------------------------------

              The Company was party to a management agreement with Lane Hospitality Management, Inc. in 1996 and 1997 relating to the management of the Hotel. The agreement provided, among other things, for a management fee of 3.5% of gross property revenues and 0.75% of gross food and beverage revenues, as defined in the agreement, plus a financial services fee of $500 per month. Management fees for the nine months ended September 30, 1998 were approximately $51,000.

-----------------------------------

              While the Company was operated under the authority of the Bank, a management fee was collected by the Bank for services relating to organizing and financing the operations of the Company. There was no written agreement for such services. Management fees are included in general and administrative expenses in the accompanying statements of operations.


NOTE  3 -     LEASES
--------------------

              Rental Income

              The Company leased various store fronts and other space it owns to unrelated businesses. The Company received rents for the leased space on a monthly basis.

              The scheduled future minimum rents to be received under these leases are approximately as follows:

                                  Year Ending                    Rents
                                -----------------          ------------------

                                      1998                    $   107,000
                                      1999                         98,000
                                      2000                         64,000
                                                           ------------------

                                                              $   269,000
                                                           ==================



               Rent and Lease Expense

               The Company had leases primarily for equipment and to receive cable television services. The scheduled future minimum payments due under these leases are approximately as follows:

                                  Year Ending                  Payments
                                -----------------          ------------------

                                      1998                    $    32,000
                                      1999                         12,000
                                      2000                          1,000
                                                           ------------------

                                                              $    45,000
                                                           ==================

NOTE  4 -     PROFIT SHARING PLAN
---------------------------------

               The Company has an employee retirement savings plan (the Plan), which includes substantially all employees. The Plan provides, among other things, that contributions to the Plan were determined by the Bank's Board of Directors prior to the end of each year and that the contributions were to be paid in cash within the limits prescribed by the Internal Revenue Code. The Company incurred no expenses related to the Plan during 1998.


NOTE 5 - SUBSEQUENT EVENT
-------------------------

              On October 15, 1998, the MCLURE HOTEL and Parking Lot (Substantially all of the Company's assets) were sold to Ohio Key I, Inc. and Ohio Key II, Inc., wholly owned subsidiaries of Pelican Properties International Corp. for approximately $3.2 million dollars.

            PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AS OF

                  SEPTEMBER 30, 1998 AND FOR THE PERIODS ENDED

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                   (UNAUDITED)

                  PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (UNAUDITED)

                                                            (Historical)        (Pro Forma)
                                                            September 30,      September 30,
ASSETS                                                          1998                1998
                                                          -----------------  ----------------
CURRENT ASSETS
Cash                                                             $ 138,926       $ 2,538,926
Cash, restricted                                                 7,416,372         4,186,823
Cash held in escrow                                                526,296           526,296
Accounts receivable                                                      -                 -
Inventories                                                              -                 -
Other current assets                                                 6,044            19,432
                                                          -----------------  ----------------
       Total current assets                                      8,087,638         7,271,477

PROPERTY AND EQUIPMENT, NET                                         17,588         3,233,749
                                                                                           -
OTHER ASSETS                                                           280               280
                                                          -----------------  ----------------

TOTAL ASSETS                                                   $ 8,105,506      $ 10,505,506
                                                          =================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable & accrued expenses                               $ 47,370          $ 47,370
Deferred revenues                                                        -                 -
Current portion of pre-petition debt                                     -                 -
Other current liabilities                                          102,183           102,183
Current maturities of long-term debt                                     -                 -
Net current liabilities of discontinued operations                       -                 -
Income taxes payable                                             1,536,834         1,536,834
Loans payable to stockholders                                            -                 -
                                                          -----------------  ----------------
       Total current liabilities                                 1,686,387         1,686,387
                                                          -----------------  ----------------

NON-CURRENT LIABILITIES
Long-term portion of pre-petition debt                                   -                 -
Long-term debt, less current maturities                                  -         2,400,000
Deferred income taxes                                            1,942,136         1,942,136
                                                          -----------------  ----------------
       Total non-current liabilities                             1,942,136         4,342,136
                                                          -----------------  ----------------

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock (6%), par value $.001; 1,000,000 shares                  -                 -
  authorized and 195,907shares as of December 31, 1997                   -                 -
Common stock, par value $.001; 100,000,000 shares                        -                 -
  authorized,  5,114,185 shares issued as of                             -                 -
  September 30, 1998                                                 5,114             5,114
Additional Paid-in Capital                                       3,303,590         3,303,590
Retained earnings (accumulated deficit)                          1,168,279         1,168,279
                                                          -----------------  ----------------
       Total stockholders' equity (deficit)                      4,476,983         4,476,983
                                                          -----------------  ----------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                               $ 8,105,506      $ 10,505,506
                                                          =================  ================



            PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                            (Historical)       (Pro Forma)                (Historical)       (Pro Forma)
                                            September 30,      September 30,              December 31,      December 31,
                                                1998               1998                       1997              1997
                                          -----------------  -----------------          -----------------  ----------------
REVENUES                                                 -          1,128,108                  3,648,678         1,588,055
COST OF REVENUES                                         -            345,904                  1,081,893           519,386
                                          -----------------  -----------------          -----------------  ----------------
GROSS PROFIT                                             -            782,204                  2,566,785         1,068,669
                                          -----------------  -----------------          -----------------  ----------------

EXPENSES:
General & administrative                           320,398            657,993                    708,569           602,984
Operating                                                -            327,445                  1,308,852           451,295
Interest expense                                    51,882            186,882                    439,505           180,000
Depreciation & amortization                            388            113,731                    337,875           151,124
                                          -----------------  -----------------          -----------------  ----------------
   Total expenses                                  372,668          1,286,051                  2,794,801         1,385,403
                                          -----------------  -----------------          -----------------  ----------------

Loss from continuing operations
   before other income (expenses)                 (372,668)          (503,847)                  (228,016)         (316,734)

OTHER INCOME (EXPENSES)                             65,656             65,656                   (254,320)         (184,224)
                                          -----------------  -----------------          -----------------  ----------------

Loss from continuing operations
   before income taxes                            (307,012)          (438,191)                  (482,336)         (500,958)

Provision for income taxes (tax benefit)          (115,831)          (115,831)                         -                 -
                                          -----------------  -----------------          -----------------  ----------------
                                                         -                  -                                            -
Loss from continuing operations                   (191,181)          (322,360)                  (482,336)         (500,958)

Gain on sale of discontinued operations
   (net of income taxes)                         5,477,012          5,477,012                          -                 -

Income (loss) from discontinued
   operations (net of income taxes)                 71,045             71,045                          -          (100,166)
                                          -----------------  -----------------          -----------------  ----------------
                                                         -                  -                                            -
Income (loss) before extraordinary gain          5,356,876          5,225,697                   (482,336)         (601,124)

Extraordinary gain (net of income taxes)           361,570            361,570                          -                 -
                                          -----------------  -----------------          -----------------  ----------------
                                                         -                  -                                            -
    NET INCOME (LOSS)                            5,718,446          5,587,267                   (482,336)         (601,124)
                                          =================  =================          =================  ================

BASIC AND DILUTED EARNINGS (LOSS)
   PER SHARE:
   Continued operations                              (0.04)             (0.06)                     (0.10)            (0.11)
   Sale of discontinued operations                    1.08               1.08                          -                 -
   Discontinued operations                            0.01               0.01                          -             (0.02)
   Extraordinary gain                                 0.07               0.07                          -                 -
                                          -----------------  -----------------          -----------------  ----------------
   Net income (loss)                                  1.12               1.10                      (0.10)            (0.13)
                                          =================  =================          =================  ================
                                                         -                  -                          -                 -
Weighted average number of shares                        -                  -                          -                 -
   basic and diluted                             5,068,443          5,068,443                  4,743,819         4,743,819
                                          =================  =================          =================  ================

                                     - 19 -

NOTE 1 - BASIS OF PRESENTATION
------------------------------

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 8-K, and Article 10 & 11 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial information included herein is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. A description of the Company's accounting policies and other financial information is included in its audited historical consolidated financial statements for the year ended December 31, 1997. The Company's complete condensed historical financial statements for the nine months ended September 30, 1998 are included in its Form 10-QSB filing.

The September 30, 1998 condensed consolidated financial statements include the accounts of Pelican Properties, International Corp. and its wholly owned subsidiaries Ohio Key I, Inc. and Ohio Key II, Inc. and its 99% owned subsidiary, Sunshine Key Associates Limited Partnership, an inactive Partnership after December 31, 1996.

As more fully discussed in Note 2, the Company's operating results are segregated and reported as discontinued operations in the accompanying condensed consolidated statements of operations. The Company's historical September 30, 1998 Condensed Consolidated Balance Sheet and the Company's historical September 30, 1998 and December 31, 1997 Condensed Consolidated Statements of Operations are shown for comparison purposes. The pro forma Balance Sheet as of September 30, 1998 is presented as if the acquisition occurred on September 30, 1998.The pro forma Statements of Operations include the accounts of the McLure Hotel, Inc. as if the acquisition had occurred on January 1, 1997.

NOTE 2 - SALE OF DISCONTINUED OPERATIONS
----------------------------------------

On May 29, 1998, the Company, through its wholly owned subsidiaries Ohio Key I, and Ohio Key II, sold its only revenue producing asset known as Sunshine Key RV Resort and Marina, which resulted in a gain of $ 5,477,012, which is net of $ 3,307,290 in taxes. The proceeds were used to pay outstanding indebtedness of $5,589,908 existing at date of sale. The sale is intended to qualify as a like-kind exchange as promulgated by Internal Revenue Code Section 1031. In order to ensure this type of income tax treatment, certain qualifying criteria must be met, including, but without limitation, the proceeds are to be held by a third party and such proceeds must be used to acquire like-kind property or properties. It is the intention of management to continue the Company's primary business and to reinvest such proceeds in resort type real estate.

As an additional result of the sale of discontinued operations, the company benefited from a forgiveness of debt due to early extinguishment. This is reflected on the Company's financial statements as an extraordinary gain of $ 361,570, which is net of $ 218,973 in taxes.

NOTE 3 - DISCONTINUED OPERATIONS
--------------------------------

As more fully discussed in Note 2, the Company sold its principal revenue producing asset, and accordingly, the results of operations of Ohio Key I, and Ohio Key II, are being accounted for as discontinued operations.

Information relating to the discontinued operations for the periods ended September 30, 1998 and December 31,1997 are summarized as follows:

                                                                   September 30,       December 31,
                                                                       1998                1997
                                                                       ----                ----
                  Revenues                                          $  1,853,645       $  3,648,678
                  Costs of revenues                                     (439,491)        (1,081,893)
                  Operating expenses                                           0         (1,308,852)
                  General & administrative expenses                     (947,581)          (510,623)
                  Interest expense                                      (195,177)          (439,505)
                  Depreciation and amortization                         (142,681)          (337,875)
                  Other income                                            10,868                  0
                  Other expenses, net                                          0            (70,096)
                  Income taxes                                           (68,538)                 0
                                                                   -------------      -------------
                  Income (loss) from
                   discontinuing operations                        $      71,045       $   (100,166)
                                                                   =============      =============

NOTE 4 - STOCK BASED COMPENSATION
---------------------------------

On January 1, 1998 the Company issued 50,000 shares of common stock as payment of legal fees resulting in a $50 increase to "Common Stock" and a $6,200 increase to "Additional paid in capital."

On February 28, 1998 the Company issued 20,000 shares of common stock as compensation resulting in a $20 increase to "Common stock" and a $2,480 increase to "Additional paid in capital". On May 29, 1998 the Company issued 20,000 shares on common stock as compensation resulting in a $20 increase to "Common Stock" and a $26,230 increase to "Additional paid in capital". On August 27, 1998 the Company issued 20,000 shares on common stock as compensation resulting in a $20 increase to "Common Stock" and a $25,000 increase to "Additional paid in capital".


On February 26, 1998 the Company granted to the Chief Financial Officer ("CFO"), the option to purchase up to 50,000 shares of Common Stock at an exercise price of $.01 per share that is vested and exercisable on March 1, 1998. On March 6, 1998, the CFO exercised the option and was issued 50,000 shares of Common Stock of the Company as restricted shares under Rule 144 of the Securities Act of 1933.

NOTE 5 - NET INCOME (LOSS) PER SHARE
------------------------------------

The net income (loss) per share is computed by dividing the net income or (loss) for the period by the weighted average number of shares outstanding (as adjusted retroactively for the dilutive effect of prior years common stock options) for the period plus the dilutive effect of outstanding common stock options, warrants, and preferred shares considered common stock equivalents. As of September 30, 1998 no common stock equivalents were used in the net income
(Loss) per share calculation due to its anti-dilutive effect.

NOTE 6 - PREFERRED STOCK
------------------------

On June 30, 1997, the Company issued 195,907 shares of Series A Preferred Stock in exchange for payment of $293,862 of debt, $223,862 of which was included in Pre-petition debt and $70,000 was owed to a related party. On May 29, 1998, the Company redeemed 195,907 shares of Series A Preferred Stock or all of its Preferred Stock for $293,862 in cash.


NOTE 7 - 1031 EXCHANGE
----------------------

The Company's purchase of McLure Hotel, Inc. is intended to qualify as a like-kind exchange ("1031 exchange") for income tax purposes.

The deadline to meet the qualifying criteria to treat the Company's sale of Sunshine Key RV Resort and Marina as a like-kind exchange ("1031 exchange") for income tax purposes is on or about November 25, 1998. At this time, management expects to meet the 1031 exchange requirements on or before the deadline. However, if the requirements are not met, then the deferred income taxes plus penalties and interest will become currently due.

NOTE 8 - YEAR 2000
------------------

The Year 2000 ("Y2K") problem basically is a programming glitch for systems that were designed with 2-digits for month, day, and year. The problem specifically lies in the 2-digit year, whereby "00" would be recognized as year 1900 instead of year 2000. The result means significant miscalculations or possibly complete system failure. Currently, the Company does not operate any software or specialized systems, which would cause management to have a concern regarding the Y2K problem. However, due to the uncertainties of how the Y2K affects the Company's vendors or customers, we are unable to determine the effect, if any, on the Company's financial condition, or result's of operations.


NOTE 9 - PRO FORMA STATEMENTS
-----------------------------

On October 15, 1998 the Company purchased the assets of McLure Hotel, Inc. for $3,216,161. McLure Hotel, Inc. was incorporated on October 11, 1995 by Wesbanco Bank Wheeling and was operated under the bank until its purchase by the Company. McLure Hotel, Inc. consists of a 173-room hotel with 30 apartment units and a seven-story parking garage for approximately 225 vehicles in Wheeling, West Virginia. The following pro form statements reflect the Company's purchase of the assets of McLure Hotel, Inc.

            PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
    AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 9 - PRO FORMA STATEMENTS (CONTINUED)
-----------------------------------------
                                                                                        Company
                                                  Company as        Pro Forma           Pro Forma
                                                   Reported     Adjustments for       Combined at
                                                 September 30     McLure Hotel        September 30
ASSETS                                               1998       Acquisition (1)           1998
                                                --------------- -----------------    ---------------
CURRENT ASSETS
Cash                                                 $ 138,926       $ 2,400,000        $ 2,538,926
Cash, restricted                                     7,416,372        (3,229,549)(2)      4,186,823
Cash held in escrow                                    526,296                              526,296
Accounts receivable                                          -                                    -
Inventories                                                  -                                    -
Other current assets                                     6,044            13,388 (2)         19,432
                                                --------------- -----------------    ---------------
       Total current assets                          8,087,638          (816,161)         7,271,477

PROPERTY AND EQUIPMENT, NET                             17,588         3,216,161 (2)      3,233,749

OTHER ASSETS                                               280                                  280
                                                --------------- -----------------    ---------------

TOTAL ASSETS                                       $ 8,105,506       $ 2,400,000       $ 10,505,506
                                                =============== =================    ===============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable & accrued expenses                   $ 47,370                             $ 47,370
Deferred revenues                                            -                                    -
Current portion of pre-petition debt                         -                                    -
Other current liabilities                              102,183                              102,183
Current maturities of long-term debt                         -                                    -
Net current liabilities of discontinued operations           -                                    -
Income taxes payable                                 1,536,834                            1,536,834
Loans payable to stockholders                                -                                    -
                                                --------------- -----------------    ---------------
       Total current liabilities                     1,686,387                 -          1,686,387
                                                --------------- -----------------    ---------------
NON-CURRENT LIABILITIES
Long-term portion of pre-petition debt                       -                                    -
Long-term debt, less current maturities                      -         2,400,000 (2)      2,400,000
Deferred income taxes                                1,942,136                            1,942,136
                                                --------------- -----------------    ---------------
       Total non-current liabilities                 1,942,136         2,400,000          4,342,136
                                                --------------- -----------------    ---------------
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock (6%), par value $.001; 1,000,000
  shares authorized and 195,907shares as of
  December 31, 1997                                          -                                    -
Common stock, par value $.001; 100,000,000 shares                                                 -
  authorized,  5,114,185 shares issued as of                                                      -
  September 30, 1998                                     5,114                                5,114
Additional Paid-in Capital                           3,303,590                            3,303,590
Retained earnings (accumulated deficit)              1,168,279                            1,168,279
                                                --------------- -----------------    ---------------
       Total stockholders' equity (deficit)          4,476,983                 -          4,476,983
                                                --------------- -----------------    ---------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                   $ 8,105,506       $ 2,400,000       $ 10,505,506
                                                =============== =================    ===============

                                             (1) Reflects the Company's purchase of McLure Hotel, Inc. which closed October 15,
                                                 1998.

                                             (2) Reflects the purchase of McLure Hotel, Inc. for $3,216,161 and the securing of a first mortgage in the amount of $2,400,00. The allocation of the total consideration is $2,598,895 for Building, $194,834 for Land and $422,432
                                                 for Personal Property.

                                     - 23 -

            PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
    AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 9 - PRO FORMA STATEMENTS (CONTINUED)
-----------------------------------------
                                            Company as                     Pro Forma        Pro Forma
                                             Reported     McLure Hotel    Adjustments       Combined
                                           September 30,   Acquisition  for McLure Hotel   September 30,
                                               1998        as Reported   Acquisition (1)       1998
                                          ---------------------------------------------------------------
REVENUES                                                -     1,128,108                        1,128,108
COST OF REVENUES                                        -       345,904                          345,904
                                          ---------------------------------------------------------------
GROSS PROFIT                                            -       782,204                -         782,204
                                          ---------------------------------------------------------------
EXPENSES:
General & administrative                          320,398       337,595                          657,993
Operating                                                       327,445                          327,445
Interest expense                                   51,882                        135,000         186,882
Depreciation & amortization                           388       207,538          (94,195)        113,731
                                          ---------------------------------------------------------------
   Total expenses                                 372,668       872,578           40,805       1,286,051
                                          ---------------------------------------------------------------
Loss from continuing operations
   before other income (expenses)                (372,668)      (90,374)         (40,805)       (503,847)

OTHER INCOME (EXPENSES)                            65,656                                         65,656
                                          ---------------------------------------------------------------
Loss from continuing operations
   before income taxes                           (307,012)      (90,374)         (40,805)       (438,191)

Provision for income taxes (tax benefit)         (115,831)                             -        (115,831)
                                          ---------------------------------------------------------------

Loss from continuing operations                  (191,181)      (90,374)         (40,805)       (322,360)

Gain on sale of discontinued operations
   (net of income taxes)                        5,477,012             -                -       5,477,012

Income (loss) from discontinued
   operations (net of income taxes)                71,045             -                -          71,045
                                          ---------------------------------------------------------------

Income (loss) before extraordinary gain         5,356,876       (90,374)         (40,805)      5,225,697

Extraordinary gain (net of income taxes)          361,570             -                -         361,570
                                          ---------------------------------------------------------------

    NET INCOME (LOSS)                           5,718,446       (90,374)         (40,805)      5,587,267
                                          ===============================================================

BASIC AND DILUTED EARNINGS (LOSS)
   PER SHARE:
   Continued operations                             (0.04)                                         (0.06)
   Sale of discontinued operations                   1.08                                           1.08
   Discontinued operations                           0.01                                           0.01
   Extraordinary gain                                0.07                                           0.07
                                          ---------------------------------------------------------------
   Net income (loss)                                 1.12                                           1.10
                                          ===============================================================

Weighted average number of shares
   basic and diluted                            5,068,443                                      5,068,443
                                          ===============================================================

                                       (1) Reflects adjustments for the purchase of McLure Hotel, Inc. as if it had occurred on
                                           January 1, 1997.

            PELICAN PROPERTIES, INTERNATIONAL CORP. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
    AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 9 - PRO FORMA STATEMENTS (CONTINUED)
-----------------------------------------
                                                                                                                     Company
                                     Company as      Pro Forma        Company                     Pro Forma         Pro Forma
                                      Reported      Adjustments     Pro Forma for  McLure Hotel  Adjustments        Combined
                                     December 31,  for Discontinue  Discontinued   Acquisition  for McLure Hotel   December 31,
                                        1997        Operations (1)   Operations    as Reported   Acquisition (2)       1997
                                     ------------------------------------------------------------------------------------------
REVENUES                               3,648,678     (3,648,678)          -         1,588,055                        1,588,055
COST OF REVENUES                       1,081,893     (1,081,893)          -           519,386                          519,386
                                     ------------------------------------------------------------------------------------------
GROSS PROFIT                           2,566,785     (2,566,785)          -         1,068,669             -          1,068,669
                                     ------------------------------------------------------------------------------------------
EXPENSES:
General & administrative                 708,569       (510,623)    197,946           405,038                          602,984
Operating                              1,308,852     (1,308,852)          -           451,295                          451,295
Interest expense                         439,505       (439,505)          -                         180,000            180,000
Depreciation & amortization              337,875       (337,875)          -           240,248       (89,124)           151,124
                                     ------------------------------------------------------------------------------------------
  Total expenses                       2,794,801     (2,596,855)    197,946         1,096,581        90,876          1,385,403
                                     ------------------------------------------------------------------------------------------
Loss from continuing operations
  before other income (expenses)        (228,016)        30,070    (197,946)          (27,912)      (90,876)          (316,734)

OTHER INCOME (EXPENSES)                 (254,320)        70,096    (184,224)                                          (184,224)
                                     ------------------------------------------------------------------------------------------
Loss from continuing operations
  before income taxes                   (482,336)       100,166    (382,170)          (27,912)      (90,876)          (500,958)

Provision for income taxes (tax
  benefit)                                     -                                                          -
                                     ------------------------------------------------------------------------------------------
Loss from continuing operations         (482,336)       100,166    (382,170)          (27,912)      (90,876)          (500,958)

Gain on sale of discontinued
  operations (net of income taxes)             -                                                          -

Income (loss) from discontinued
  operations (net of income taxes)             -       (100,166)   (100,166)                              -           (100,166)
                                     ------------------------------------------------------------------------------------------
Income (loss) before extraordinary
  gain                                  (482,336)             -    (482,336)          (27,912)      (90,876)          (601,124)

Extraordinary gain (net of income
  taxes)                                       -                                                          -
                                     ------------------------------------------------------------------------------------------

    NET INCOME (LOSS)                   (482,336)             -    (482,336)          (27,912)      (90,876)          (601,124)
                                     ==========================================================================================
BASIC AND DILUTED EARNINGS (LOSS)
  PER SHARE:
  Continued operations                     (0.10)                     (0.08)                                             (0.11)
  Sale of discontinued operations              -                          -                                                  -
  Discontinued operations                      -                          -                                              (0.02)
  Extraordinary gain                           -                          -                                                  -
                                     ==========================================================================================
  Net income (loss)                        (0.10)                     (0.08)                                             (0.13)
                                     ==========================================================================================
Weighted average number of shares
  basic and diluted                    4,743,819                  4,743,819                                          4,743,819
                                     ==========================================================================================

                                  (1) Reflects adjustments for the sale of Sunshine Key RV Resort and Marina as if it had occurred on January 1, 1997.

                                  (2) Reflects adjustments for the purchase of McLure Hotel, Inc. as if it had occurred on
                                      January 1, 1997.

                                     - 25 -
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